EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders
of Comprehensive Care Corporation
Tampa, Florida
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 3, 2006, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended May 31, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ Kirkland, Russ, Murphy & Tapp P.A.
Clearwater, Florida
February 9, 2007